CORPORATE ACCESS NUMBER: 206732505

Alberta

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMENDMENT AND REGISTRATION

OF RESTATED ARTICLES

MINERA ANDES INC.
AMENDED ITS ARTICLES ON 2000/06/30.

The information in this document is
an accurate reproduction of data
electronically captured within the
official records of Alberta Registries

(Seal: REGISTRAR OF CORPORATIONS)

Name/Structure Change Alberta Corporation - Registration Statement

Service Request Number:  2140330

Corporate Access Number:  206732505

Previous Legal Entity Name:                       MINERA ANDES INC.

Previous French Equivalent Name:

Legal Entity Name:                                        MINERA ANDES INC.

French Equivalent Name:

Legal Entity Status:    Active

Alberta Corporation Type:   Named Alberta Corporation

Nuans Report Number:                                  PRE-CONV

Nuans Report Date:                                       1995/11/06

French Name Nuans Report Number:

French Name Nuans Report Date:

Classes Of Shares and any

Maximum Number(within each class):        REFER TO “SHARE CAPITAL” ATTACHMENT

Restrictions On Share Transfers:                NONE.

Minimum Number of Directors:       1

Maximum Number of Directors:      15

Restrictions On Business To:         NONE.

Restrictions On Business From:     NONE.

Other Provisions:    REFER TO “OTHER RULES OR PROVISIONS”
                                                                        ATTACHMENT

Section And Subsection of Act Change

Made Under:                                               SECTION 174(1) AND SECTION 167(1)(M).

Restatement of Articles:

Directors Issue Shares In Series:

Professional Endorsement Provided:

Future Dating Required:

Amendment Date:                                            2000/06/30
______________________________________________________________________________________________

Annual Returns

File Year	Date Filed
1999	2000/02/01
1998	1999/04/13
1997	1998/01/28

______________________________________________________________________________________________

Court Orders

Order Type	Order Date	Order Number	Judicial District	Termination Date

Attachments

Attachment Type	Microfilm Bar Code	Date Recorded
Share Capital	ELECTRONIC	2000/06/30
Other rules or Provisions	ELECTRONIC	2000/06/30

Registration Authorized By: BONNIE L. KUHN
DIRECTOR

SHARE CAPITAL
Attached to and Forming Part of the Articles of Amalgamation of
MINERA ANDES INC.

The shares which the Corporation is authorized to issued are:

(a) Common Shares

The Corporation is authorized to issue an unlimited number of Common Shares without nominal or par value with the following rights, privileges, restrictions and conditions:

i.	To vote at meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote;

ii.
Subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to share equally in the remaining property of the Corporation upon liquidation, dissolution or winding-up of the Corporation; and

iii.	Subject to the rights of the Preferred Shares, the Common Shares shall be entitled to receive dividends if, as and when declared by the directors of the Corporation.

(b) Preferred Shares

The Corporation is authorized to issue an unlimited number of Preferred Shares without nominal or par value which, as a class, have attached thereto the following:

i.
The Preferred Shares may from time to time be issued in one or more series and, subject to the following provisions, to the sending of articles of amendment in prescribed form and the issuance of a certificate of amendment in respect thereof, the directors may fix from time to time before such issue the number of shares which is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of Preferred Shares including, without limiting the generality of the foregoing, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the redemption, purchase and/or conversion prices and terms and conditions of redemptions, purchase and/or conversion, and any sinking fund or other provisions;

ii.
The Preferred Shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, rank on a parity with the Preferred Shares of every other series and be entitled to preference over the Common Shares and over any other shares of the Corporation ranking junior to the Preferred Shares. The Preferred Shares of any series may also be given such other preferences, not inconsistent with these articles, over the Common Shares and any other shares of the Corporation ranking junior to such Preferred Shares as may be fixed in accordance with clause (b) (i);

iii.
If any cumulative dividends or amounts payable on the return of capital in respect of a series of Preferred Shares are not paid in full, all series of Preferred Shares shall participate rateably in respect of accumulated dividends and return of capital; and

iv.
Unless the directors otherwise determine in the articles of amendment designating a series, the holder of each share of a series of Preferred Shares shall not, except as otherwise specifically provided in the Business Corporations Act (Alberta), be entitled to receive notice of or vote at any meeting of shareholders.

Page -2-

OTHER RULES OR PROVISIONS
Attached to and Forming Part of the Articles of Amalgamation of
MINERA ANDES INC.

(a)
The Board of Directors of the Corporation may, between annual meetings appoint one or more additional directors of the Corporation to serve until the next annual meeting, but the number of additional directors shall not at any time exceed one-third (1/3) of the number of directors who held office at the expiration of the last annual meeting of the Corporation.

(b)
Meetings of shareholders of the Corporation shall be held in the City of Vancouver in the Province of British Columbia, in the City of Spokane in the State of Washington or anywhere in Alberta that the directors determine.